Exhibit 10.2
SEPARATION AGREEMENT
This Separation Agreement (“Agreement”) is made by and between Dean Freeman (“EMPLOYEE”) and Benson Hill Holdings, Inc. (“EMPLOYER”). The terms of this Agreement are as follows:
A.    EMPLOYEE has been employed by EMPLOYER pursuant to that certain Executive Employment Agreement, dated on or about March 17, 2022 (the “Employment Agreement”);

B.    The parties desire to mutually terminate their employment relationship, effective March 29, 2024; and

C.EMPLOYER desires to retain EMPLOYEE’s services under the terms and conditions of the Employment Agreement until March 29, 2024, and to settle fully and finally any and all differences between EMPLOYER and EMPLOYEE and any and all claims and causes of action of any kind whatsoever, which EMPLOYEE has or may have against EMPLOYER.

For and in consideration of the premises, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EMPLOYER and EMPLOYEE agree as follows:

1.    Separation Date. EMPLOYEE and EMPLOYER agree to mutually terminate their employment relationship effective March 29, 2024 (the “Separation Date”).

2.    Entitlement to Separation Benefits. EMPLOYER and EMPLOYEE agree that EMPLOYEE will be eligible to receive a separation payment and other benefits described in the Release Agreement, attached to this Agreement as Attachment A (the “Release Agreement”), provided the following conditions are met:

a.    EMPLOYEE performs EMPLOYEE’s duties as set forth in Section 2.2 of the Employment Agreement, including being present in the St. Louis office during normal working hours, through March 29, 2024; and

b.    On or after the Separation Date, EMPLOYEE executes, submits, does not revoke, and agrees to be bound by the terms and conditions of the Release Agreement.

3.    Choice of Law. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.
4.    Entire Agreement and Severability. The parties agree that this Agreement may not be modified, altered, amended, or otherwise changed except upon written consent by each of the parties hereto. Except as expressly stated herein, this Agreement constitutes the entire agreement among the parties on the subject and there are no other understandings or agreements, written or oral, among them on the subject. Should any provision of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, the parties agree that the remaining provisions shall remain in full force and effect.
5.    Miscellaneous. This Agreement will not be binding on any party until signed by all parties or their representatives. Separate copies of this document shall constitute original documents that may be signed separately but which together shall constitute a single agreement. This Agreement shall be effective as of the date of the last signature.
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I HAVE READ THIS SEPARATION AGREEMENT AND, UNDERSTANDING ALL OF ITS TERMS, I SIGN IT AS MY FREE ACT AND DEED.

EMPLOYEE /s/ Dean Freeman Dean Freeman Date: February 13, 2024	EMPLOYER By: /s/ Adrienne Elsner Adrienne Elsner Title: Chief Executive Officer Date: February 13, 2024
1.

A-1

ATTACHMENT A
Release Agreement
A-1